Sub-Item 77I:  Terms Of New Or Amended Securities.

Pursuant to the Articles Supplementary for The Hartford Mutual Funds, Inc. (“Company”), effective October 25, 2006, the Board of Directors of the Company established a new class of shares, Class R shares for The Hartford Adviser Fund, The Hartford Capital Appreciation Fund, The Hartford Capital Appreciation II Fund, The Hartford Disciplined Equity Fund, The Hartford Dividend and Growth Fund, The Hartford Equity Income Fund, The Hartford Floating Rate Fund, The Hartford Global Health Fund, The Hartford Global Leaders Fund, The Hartford High Yield Fund, The Hartford Inflation Plus Fund, The Hartford International Capital Appreciation Fund, The Hartford International Opportunities Fund, The Hartford Money Market Fund, The Hartford Small Company Fund, The Hartford Stock Fund, The Hartford Total Return Bond Fund, The Hartford Value Fund, The Hartford Retirement Income Fund, The Hartford Target Retirement 2010 Fund, The Hartford Target Retirement 2020 Fund, The Hartford Target Retirement 2030 Fund, The Hartford Aggressive Growth Allocation Fund, The Hartford Growth Allocation Fund, The Hartford Balanced Allocation Fund, The Hartford Conservative Allocation Fund and The Hartford Income Allocation Fund.  Shares of the Company’s Class R common stock have all of the rights, preferences and privileges as set forth in the Company’s previously filed Articles of Amendment and Restatement and as set forth in the Company’s current prospectus, statement of additional information and multiple class plan.  The Board of Directors of the Company also allocated additional shares to a new series of the Company, The Hartford LargeCap Growth Fund.

Pursuant to the Articles Supplementary for The Hartford Mutual Funds, Inc. (“Company”), effective February 27, 2007, the Board of Directors of the Company allocated additional shares to existing series of The Hartford Capital Appreciation Fund and The Hartford Floating Rate Fund, allocated an additional share Class I to The Hartford High Yield Fund, The Hartford International Small Company Fund and The Hartford Value Fund, and allocated additional shares to new series of the Company, The Hartford Checks and Balances Fund, The Hartford High Yield Municipal Bond Fund and The Hartford Strategic Income Fund.